CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 25, 2010 and August 26, 2010, relating to the financial statements and financial highlights which appear in the June 30, 2010 Annual Reports to Shareholders of JPMorgan Disciplined Equity Fund, JPMorgan Diversified Fund, JPMorgan Dynamic Growth Fund, JPMorgan Dynamic Small Cap Growth Fund, JPMorgan Growth and Income Fund, JPMorgan Intrepid America Fund, JPMorgan Intrepid Growth Fund, JPMorgan Intrepid Multi Cap Fund, JPMorgan Intrepid Value Fund, JPMorgan Mid Cap Equity Fund, JPMorgan Small Cap Core Fund, JPMorgan Small Cap Equity Fund, JPMorgan SmartRetirement Income Fund, JPMorgan SmartRetirement 2010 Fund, JPMorgan SmartRetirement 2015 Fund, JPMorgan SmartRetirement 2020 Fund, JPMorgan SmartRetirement 2025 Fund, JPMorgan SmartRetirement 2030 Fund, JPMorgan SmartRetirement 2035 Fund, JPMorgan SmartRetirement 2040 Fund, JPMor gan SmartRetirement 2045 Fund, JPMorgan SmartRetirement 2050 Fund, JPMorgan U.S. Dynamic Plus Fund, JPMorgan U.S. Equity Fund, JPMorgan U.S. Large Cap Core Plus Fund, JPMorgan U.S. Large Cap Value Plus Fund, JPMorgan U.S. Research Equity Plus Fund, JPMorgan U.S. Small Company Fund, JPMorgan Value Advantage Fund and JPMorgan Value Discovery Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 27, 2010